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                                                                     EXHIBIT 23A

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this registration statement of AT&T Capital Corporation on Form S-3 (File no. 333-48415) of our report dated March 6, 1997, on our audits of the consolidated financial statements of AT&T Capital Corporation at December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is incorporated by reference in this registration statement. We also consent to the reference to our firm under the caption 'Experts'.


                                          COOPERS & LYBRAND L.L.P.


1301 Avenue of the Americas
New York, New York
April 14, 1998



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